EXHIBIT 99.5



FACTS ABOUT CONVERSION
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The Board of Directors  of  Community  Bank of Central  Texas,  ssb  ("Community
Bank")  unanimously  adopted a Plan of Conversion to convert from a Texas mutual
savings   institution  to  a  Texas  capital  stock  savings   institution  (the
"Conversion").

This brochure answers some of the most frequently asked questions about the Conversion and about your opportunity to invest in common shares of CBCT Bancshares, Inc. (the "Holding Company"), the newly-formed corporation that will become the holding company for Community Bank following the Conversion.

Investment in the common shares of CBCT Bancshares involves certain risks. For a discussion of these risks and other factors, including a complete description of the offering, investors are urged to read the accompanying Prospectus, especially the discussion under the heading "Risk Factors".

WHY IS COMMUNITY BANK CONVERTING TO STOCK FORM?
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The  stock  form of  ownership  is used by  most  business  corporations  and an increasing number of savings institutions:

0    The  stock  form  of  organization  offers  many  competitive   advantages,
     including growth opportunities and increased capital levels.

WILL THE CONVERSION AFFECT ANY OF MY DEPOSIT ACCOUNTS OR LOANS?
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No. The  Conversion  will have no effect on the  balance or terms of any savings account or loan, and your deposits will continue to be federally insured by the Federal Deposit Insurance Corporation ("FDIC") to the maximum legal limit. Your savings account is not being converted into stock.

WHO IS ELIGIBLE TO PURCHASE COMMON SHARES IN THE SUBSCRIPTION OFFERING AND THE COMMUNITY OFFERING?
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Certain past and present  depositors of Community  Bank,  the Holding  Company's
Employee Stock Ownership Plan and certain members of the general public are eligible to purchase common shares in the subscription offering and the community offering.

HOW MANY COMMON SHARES ARE BEING OFFERED AND AT WHAT PRICE?
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CBCT  Bancshares is offering up to 264,500 common shares,  subject to adjustment as described in the Prospectus, at a price of $10.00 per share through the Prospectus.

HOW MANY SHARES MAY I BUY?
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The minimum order is 25 common shares.  No person,  together with associates of, and persons acting in concert with such person, may purchase more than 10,000 common shares.

WILL THE COMMON SHARES BE INSURED?
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No. Like any other common shares,  the Holding  Company's common shares will not be insured.

DO MEMBERS HAVE TO BUY COMMON SHARES?
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No.  However,  the  Conversion  will  allow  depositors  of  Community  Bank  an opportunity to buy common shares and become shareholders of the holding company for the local financial institution with which they do business.

HOW DO I ORDER COMMON SHARES?
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You must complete the enclosed Stock Order and Certification Form.  Instructions for completing your Stock Order and Certification Form are contained in this packet. Your order must be received by Noon, Smithville, Texas Time on June XX, 2000.

HOW MAY I PAY FOR MY COMMON SHARES?
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First,  you may pay for common  shares by check,  cash or money order.  Interest will be paid by Community Bank on these funds at the passbook rate, which is currently X.00%, from the day the funds are received until the completion or termination of the Conversion. Second, you may authorize us to withdraw funds from your deposit account or certificate of deposit at Community Bank for the amount of funds you specify for payment. You will not have access to these funds from the day we receive your order until completion or termination of the Conversion.

CAN I PURCHASE SHARES USING FUNDS IN MY HOME LOAN SAVINGS IRA ACCOUNT?
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Federal  regulations  do not permit the purchase of common  shares in connection
with  the  Conversion  from  your  existing  Community  Bank  IRA  account.   To
accommodate our depositors, we have made arrangements with an outside trustee to allow such purchases.
Please call our Stock Information Center for additional information.

WILL DIVIDENDS BE PAID ON THE COMMON SHARES?
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The Board of Directors of the Holding  Company  will  consider  whether to pay a cash dividend in the future, subject to regulatory limits and requirements. No decision has been made as to the amount or timing of such dividends, if any.

HOW WILL THE COMMON SHARES BE TRADED?
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The Holding  Company's  stock is expected to trade on the OTC "Bulletin  Board".
However, no assurance can be given that an active and liquid market will develop.

ARE OFFICERS AND DIRECTORS OF COMMUNITY BANK PLANNING TO PURCHASE SHARES?
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Yes!  The officers and  directors  of  Community  Bank plan to purchase,  in the aggregate, $477,000 worth of shares or approximately 18.0% of the common shares offered at the maximum of the offering range.

MUST I PAY A COMMISSION?
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No. You will not be charged a commission or fee on the purchase of common shares in the Conversion.

SHOULD I VOTE TO APPROVE THE PLAN OF CONVERSION?
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Yes.  Your "YES" vote is very important!

PLEASE VOTE, SIGN AND RETURN ALL PROXY CARDS!

WHY DID I GET SEVERAL PROXY CARDS?
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If you have more than one account,  you could  receive more than one proxy card, depending on the ownership structure of your accounts.

HOW MANY VOTES DO I HAVE?
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Your proxy  card(s)  show(s) the number of votes you have.  Every  depositor  is entitled to cast one vote for each $100, and a proportionate fractional vote for an amount of less than $100, on deposit as of the voting record date, up to 1000 votes.

MAY I VOTE IN PERSON AT THE SPECIAL MEETING?
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Yes,  but we would  still  like you to sign and mail your  proxy  today.  If you decide to revoke your proxy you may do so at any time before such proxy is exercised by executing and delivering a later dated proxy or by giving written notice of revocation in writing or in open meeting at the special meeting. Attendance at the special meeting will not, of itself, revoke a proxy.

For Additional Information You May Call Our Stock Information Center Monday through Friday.

                            STOCK INFORMATION CENTER
                                 (513) XXX-XXXX

                                 Community Bank
                                 312 Main Street
                             Smithville, Texas 78957

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                                    Questions

                                       and

                                     Answers

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                              CBCT Bancshares, Inc.


                               Holding Company for

                      Community Bank of Central Texas, ssb









THE COMMON SHARES BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SHARES. THE OFFER IS MADE ONLY BY THE PROSPECTUS.